     As filed with the Securities and Exchange Commission on June 3, 1999

                                              Registration No. 33-64127

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                   ________

                           Tele-Communications, Inc.
            (Exact name of registrant as specified in its charter)


              Delaware                                 84-1260157
  (State or other jurisdiction of                   (I.R.S. Employer
                                                   IdentificationNo.)
  incorporation of organization

                                                     Stephen M. Brett
                                                 Tele-Communications, Inc.
         9197 South Peoria                           9197 South Peoria
     Englewood, Colorado 80112                   Englewood, Colorado 80112
         (720) 875-5400                               (720) 875-5400
 (Address, including zip code, and          (Name, address, including zip code,
telephone number, including area code,      and telephone number, including
 of registrant's principal executive        area code, of agent for service)
            offices)

                    Removal of Securities from Registration
================================================================================

                    Removal of Securities from Registration

     On March 9, 1999, TCI Communications, Inc. ("TCIC") merged with and into Tele-Communications, Inc. ("TCI") with TCI being the surviving entity. As a result of such merger TCIC no longer exists. In connection with such merger, all assets and liabilities of TCIC were assumed by TCI. Pursuant to undertaking No. 6 of Item 17 of TCI's and TCIC's joint Registration Statement on Form S-3 (File No. 33-64127) (the "Registration Statement"), TCI files this Post-effective Amendment No. 1 to the Registration Statement for the purpose of withdrawing from registration any of the securities of TCI or TCIC which were previously registered under the Registration Statement and which remain unsold.
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                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and pursuant to Rule 478 under the Securities Act the Registrant has duly caused this Post-effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 3, 1999.

                              TELE-COMMUNICATIONS, INC.


                              By: /s/ Stephen M. Brett
                                  Name:   Stephen M. Brett
                                  Title:  Senior Executive Vice President